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                                                                       EXHIBIT 8






                  NEW ENGLAND VARIABLE LIFE SEPARATE ACCOUNT

                                       OF

                  NEW ENGLAND VARIABLE LIFE INSURANCE COMPANY
                              501 Boylston Street
                          Boston, Massachusetts 02117



                               February ___, 1985



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Amended and Restated Notice of Election to be
          Governed by Section 27(h) of the
          Investment Company Act of 1940
          ---------------------------------------------

Dear Sirs:

     Pursuant to Rule 27g-1(a) under the Investment Company Act of 1940, as amended (the "Act"), New England Variable Life Separate Account of New England Variable Life Insurance Company hereby elects, with respect only to its policy on Form NEV-2, to be governed by the provisions of Section 27(h) of the Act rather than the provisions of Section 27(a) and 27(d) thereof.


                                           Very truly yours,

                                           NEW ENGLAND VARIABLE
                                           LIFE SEPARATE ACCOUNT

                                           By:  New England Variable Life
                                           Insurance Company, Depositor


                                           By:__________________________
                                           Name:
                                           Title: